EXHIBIT 99.1

PAB Bankshares, Inc. Announces Third Quarter 2003 Earnings

VALDOSTA, Ga., Nov. 3, 2003 (PRIMEZONE) -- PAB Bankshares, Inc. (AMEX:PAB), the holding company for The Park Avenue Bank of Valdosta, Georgia, announced preliminary earnings for the third quarter of 2003. The Company reported net income of $1.68 million, or $.18 per diluted share, for the quarter, compared to $1.65 million, or $.18 per diluted share, earned during the third quarter of 2002. "While we have yet to achieve the much desired increase in earnings or growth that our stockholders expect, we have sustained earnings and we have made great strides in strengthening this Company. For example, our level of loan delinquencies has improved. At quarter end, our loans past due greater than 30 days were 0.87% of total loans compared to a high of 4.2% of total loans 15 months ago," reported President and CEO Michael E. Ricketson.

The Company also announced that it has opened two loan production offices and expanded its footprint into St. Augustine, Florida and Athens, Georgia during the past two months. "We are excited about our opportunities to grow in these two markets, and we will continue to seek quality people and locations to help achieve our goals," stated Ricketson.

During the quarter, the Company paid off $14.5 million in debt that had an average remaining life of over five years and carried an average rate of 5.54%. "We incurred a $1.44 million prepayment penalty to extinguish the debt, but we expect to easily recoup that cost in interest expense savings over the next several years. We saw this as a chance to utilize our liquidity, restructure our balance sheet, and bolster our net interest margin while interest rates remain low," added Executive Vice President and CFO Jay Torbert. The Company recorded $1.05 million in securities gains during the quarter that helped to offset the prepayment penalty.

The Company's return on average assets was .89% and its return on average equity was 8.99% for the third quarter of 2003 compared to .86% and 9.52%, respectively, one year ago. The net interest margin was 4.02% during the quarter compared to 3.98% for the same period last year.

For the year to date, the Company reported net income of $5.24 million, or $.55 per diluted share, compared to $5.09 million, or $.54 per diluted share, earned during the same period of 2002. The return on average assets for the nine-month period was .95% and the return on average equity was 9.51% compared to .86% and 10.13%, respectively, reported for the same period one year ago. The net interest margin was 4.10% for the year to date compared to 3.84% for the same period last year.

At September 30, 2003, the Company reported total assets of $735.7 million. The Company also reported total loans of $531.6 million and total deposits of $563.4 million at quarter end. The third quarter marked the first quarterly period in which the Company reported an increase in total loans since the third quarter of 2001.

The Company's allowance for loan losses was $10.4 million, or 1.96% of total loans, at September 30, 2003 compared to $12.1 million, or 2.18% of total loans, at December 31, 2002. The Company reported total nonperforming loans of $7.2 million, or 1.36% of total loans at quarter end compared to $10.4 million, or 1.87% of total loans at year end. Net charge-offs amounted to an annualized .41% of average total loans for the year to date compared to 1.06% for the year in 2002.

The Company currently operates seventeen branches and two loan production offices in Georgia and Florida. The Company's common stock is traded on the American Stock Exchange under the symbol "PAB". More information on the Company and the products and services available through its subsidiary bank is available on the Internet at www.pabbankshares.com.

Certain matters set forth in this news release are forward-looking statements, including statements regarding the Company's future performance, expansion in growth markets, asset quality, level of nonperforming assets, and the interest expense savings which are based upon management's beliefs as well as assumptions made by and data currently available to management. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins; (3) general economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; (6) adverse changes may occur in the bond and equity markets; (7) opportunities to expand our presence in growth markets may be unavailable on terms suitable to management; and (8) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB Bankshares, Inc. Selected Quarterly Financial Data

                 09/30/03   06/30/03   03/31/03   12/31/02   09/30/02
                    (In thousands, except per share and other data)
 Summary of
  Operations:
 Interest
  income       $    9,892  $  10,075  $  10,417  $  11,354  $  11,619
 Interest
  expense           2,972      3,254      3,593      4,142      4,627
               ----------  ---------  ---------  ---------  ---------
 Net interest
  income            6,920      6,821      6,824      7,212      6,992
               ----------  ---------  ---------  ---------  ---------

 Provision
  for loan
  losses               --         --         --      1,088        513
 Other
  income            2,865      1,887      2,161      1,842      2,012
 Other
  expense           7,343      6,225      6,305      6,197      6,107
               ----------  ---------  ---------  ---------  ---------
 Income
  before
  income tax
  expense           2,442      2,483      2,680      1,769      2,384
 Income tax
   expense            760        751        855        511        734
               ----------  ---------  ---------  ---------  ---------

   Net income  $    1,682  $   1,732  $   1,825  $   1,258  $   1,650
               ==========  =========  =========  =========  =========
 Net interest
  income on a
  tax-
  equivalent
  basis        $    6,968  $   6,866   $  6,867  $   7,253  $   7,032
 Securities
  gains
  (losses)     $    1,047  $     107   $    251  $     203  $      30
 Gain (loss)
  on
  disposal or
  write-down
  of assets    $      (35)  $   (189)  $     (5)  $   (377) $      10
 Selected
  Average
  Balances:
 Total assets  $  747,402  $ 728,136  $ 732,357 $  749,221  $ 762,315
 Earning
  assets          687,329    667,462    671,526    687,761    700,586
 Loans            529,761    541,836    554,638    554,676    569,703
 Deposits         573,422    577,416    593,171    607,295    623,374
 Stockholders'
  equity           74,281     74,237     72,454     70,373     68,804
 Performance
  Ratios:
 Return on
  average
  assets (ROA)       0.89%      0.95%      1.01%      0.67%      0.86%
 Return on
  average
  equity (ROE)       8.99%      9.36%     10.21%      7.09%      9.52%
 Net interest
  margin             4.02%      4.13%      4.15%      4.18%      3.98%
 Efficiency
  ratio             83.24%     70.46%     71.79%     66.14%     67.88%
 Average
  loans to
  average
  earning
  assets            77.08%     81.18%     82.59%     80.65%     81.32%
 Average
  loans to
  average
  deposits          92.39%     93.84%     93.50%     91.34%     91.39%
 Average
  equity
  to average
  assets             9.94%     10.20%      9.89%      9.39%      9.03%
 Per Share
  Ratios:
 Net income
  - basic       $    0.19   $   0.18  $    0.19  $    0.13  $    0.18
 Net income
  - diluted          0.18       0.18       0.19       0.13       0.18
 Dividends
   declared          0.05       0.03       0.03         --         --
 Dividend
  payout
  ratio             27.78%     16.67%     15.79%      0.00%      0.00%
 Book value
  at end of
  period       $     7.87  $    7.90  $    7.67  $    7.56  $    7.43
 Common Share
   Data:
 Outstanding
  at period
  end           9,452,584  9,434,813  9,430,413  9,430,413  9,430,413
 Weighted
  average
  outstanding   9,445,852  9,431,644  9,430,413  9,430,413  9,430,413
 Diluted
  weighted
  average
  outstanding   9,615,852  9,554,345  9,476,645  9,462,289  9,453,930
 Selected
  Period End
  Balances:
 Total assets  $  735,715 $  748,017  $ 716,758 $  747,911 $  757,589
 Earning
  assets          671,927    677,395    651,989    683,456    690,974
 Loans            531,551    529,231    547,785    555,238    553,458
 Allowance
  for loan
  losses           10,426     10,728     11,752     12,097     12,426
 Deposits         563,412    573,230    587,719    606,730    615,415
 Stockholders'
  equity           74,411     74,566     72,365     71,265     70,049
 Selected
  Asset
  Quality
  Factors:
 Nonaccrual
   loans         $  7,230  $   9,842  $  10,301  $  10,378  $  12,100
 Loans 90
  days or
  more past
  due and
  still
  accruing             --         --         --         --         52
 Other real
   estate &
   repossessions    3,918      1,882      1,612      1,284        966
 Asset Quality
  Ratios:
 Net charge-offs
  to average
  loans
  (annualized
   YTD)              0.41%      0.50%      0.25%      1.06%      1.08%
 Nonperforming
  loans to
  total
  loans              1.36%      1.86%      1.88%      1.87%      2.20%
 Nonperforming
  assets to
  total assets       1.52%      1.57%      1.66%      1.56%      1.73%
 Allowance for
  loan losses
  to total
  loans              1.96%      2.03%      2.15%      2.18%      2.25%
 Allowance
  for loan
  losses to
  nonperforming
  loans            144.21%    109.01%    114.09%    116.56%    102.25%

 PAB Bankshares, Inc.
 Selected Year To Date Financial Data

                 09/30/03   06/30/03   03/31/03   12/31/02   09/30/02
               ----------  ---------  ---------  ---------  ---------
                  (In thousands, except per share and other data)

 Summary of Operations:
 Interest
  income         $ 30,383   $ 20,491   $ 10,417   $ 48,079   $ 36,725
 Interest
  expense           9,819      6,847      3,593     19,989     15,846
               ----------  ---------  ---------  ---------  ---------

  Net
   interest
   income          20,564     13,644      6,824     28,090     20,879
               ----------  ---------  ---------  ---------  ---------

 Provision
  for loan
  losses                -          -          -      2,575      1,487
 Other income       6,913      4,048      2,161      8,013      6,171
 Other expense     19,872     12,530      6,305     24,368     18,172
                 --------  ---------  ---------   --------   --------
  Income
   before
   income
   tax
   expense          7,605      5,162      2,680      9,160      7,391
 Income tax
  expense           2,366      1,606        855      2,813      2,302
                 --------  ---------  ---------   --------   --------
  Net income      $ 5,239    $ 3,556    $ 1,825    $ 6,347    $ 5,089
                 ========  =========  =========   ========   ========
 Net
  interest
  income on
   a tax-
   equivalent
   basis         $ 20,701   $ 13,733    $ 6,867   $ 28,225   $ 20,972
 Securities
  gains
   (losses)       $ 1,405      $ 358      $ 251      $ 261       $ 58
 Gain (loss)
  on
  disposal
  or
  write-down
  of assets        $ (229)    $ (194)      $ (5)    $ (272)     $ 105
 Selected
  Average
  Balances:
 Total assets   $ 736,020  $ 730,235  $ 732,357  $ 779,958  $ 790,312
 Earning
  assets          675,497    669,483    671,526    719,352    729,998
 Loans            541,987    548,202    554,638    586,712    597,508
 Deposits         581,264    585,249    593,171    641,449    652,960
 Stockholders'
  equity           73,663     73,350     72,454     67,975     67,167
 Performance
  Ratios:
 Return on
  average
  assets
   (ROA)             0.95%      0.98%      1.01%      0.81%      0.86%
 Return on
  average
  equity
   (ROE)             9.51%      9.78%     10.21%      9.34%     10.13%
 Net interest
  margin             4.10%      4.14%      4.15%      3.92%      3.84%
 Efficiency
  ratio             75.17%     71.12%     71.79%     67.04%     67.35%
 Average loans
  to average
  earning
  assets            80.24%     81.88%     82.59%     81.56%     81.85%
 Average
  loans to
  average
  deposits          93.24%     93.67%     93.50%     91.47%     91.51%
 Average
  equity to
  average
  assets            10.01%     10.04%      9.89%      8.72%      8.50%
 Per Share
  Ratios:
 Net income
  - basic          $ 0.56     $ 0.38     $ 0.19     $ 0.67     $ 0.54
 Net income
  - diluted          0.55       0.37       0.19       0.67       0.54
 Dividends
  declared           0.11       0.06       0.03       0.11       0.11
 Dividend
  payout
  ratio             20.00%     16.22%     15.79%     16.42%     20.37%
 Common
  Share Data:
 Weighted
  average
  outstanding   9,436,026  9,431,032  9,430,413  9,426,761  9,425,530
 Diluted
  weighted
  average
  outstanding   9,547,265  9,507,548  9,476,645  9,459,768  9,456,796

CONTACTS:  PAB Bankshares, Inc.
           Michael E. Ricketson, President & CEO
           Jay Torbert, Executive Vice-President & CFO
           (229) 241-2775
           (229) 241-2774 Fax: